W.H. Brady Co.

                   Incentive Compensation Plan
                     Adopted August 1, 1993

1.   Purpose

     The purpose of this Incentive Compensation Plan (the "Plan") is to provide incentive and reward to those employees of W.H. Brady Co. and its subsidiaries (the "Company") responsible for directing functions where the decisions involved have a significant bearing on the success and profitability of the Company and who have demonstrated exceptional ability, industry and service. The Plan is to motivate individuals to maximize profitability and shareholder value through group and individual performance. The incentive reward is to be in the form of supplemental compensation in addition to the individual's regular base compensation and will vary based upon the individual's ability to affect the Company's and operating group's profitability or objectives.

1.   Participants and Eligibility Requirements

     A.   Levels of Participants

          This Incentive Compensation Plan will encompass four levels of management employees as designated by the
          President:

               Level 1   -    Chief Executive Officer
                              Chief Operating Officer
                              Other Elected Officers
                              Department Heads